RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Leon Kopyt
Pennsauken, NJ 08109	info@rcmt.com	Chairman, President & CEO
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM TECHNOLOGIES FILES PRELIMINARY PROXY MATERIALS IN
CONNECTION WITH 2013 ANNUAL MEETING OF STOCKHOLDERS

·	Board Nominates Michael E.S. Frankel as New Independent Director and Existing Director Robert B. Kerr for Election to Board at 2013 Annual Meeting
·	Lawrence Needleman to Retire from Board

Pennsauken, NJ – October 18, 2013 -- RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology, engineering and specialty healthcare services, today announced that it has filed preliminary proxy materials with the Securities and Exchange Commission (“SEC”) in connection with RCM’s 2013 Annual Meeting of Stockholders (“2013 Annual Meeting”) to be held on Thursday, December 5, 2013, at 6:00 p.m., at the offices of Morgan, Lewis & Bockius LLP in Philadelphia, Pennsylvania. RCM has established October 18, 2013 as the record date for stockholders entitled to vote at the 2013 Annual Meeting.

RCM’s board of directors also announced today that it has nominated Michael E.S. Frankel and Robert B. Kerr for election to RCM’s board at the 2013 Annual Meeting. Mr. Frankel will replace current director Lawrence Needleman who, following years of dedicated service to RCM, has chosen to retire from the board following the 2013 Annual Meeting. Mr. Kerr is an existing member of RCM’s board and currently serves as the board’s Lead Independent Director and Audit Committee Chair.

“Michael Frankel would bring to our board almost two decades of experience serving as an advisor or executive for some of the country’s most prominent public and private companies in areas such as strategic planning, corporate development, mergers and acquisitions and finance as well as extensive experience in corporate governance gained as a public company board member and a Nominating and Governance Committee Chair,” said Leon Kopyt, RCM’s Chief Executive Officer and Chairman. “We look forward to benefiting from Michael’s valuable insight in mergers and acquisitions and business development matters, as well as corporate governance, as we continue to execute our growth plan for the benefit of all RCM stockholders.”

Kopyt concluded, “We are grateful to Larry for his years of dedicated service to our board and his many contributions to our company. Larry’s unique insight into complex tax, accounting and financial issues have helped guide RCM and prepare it for the growth opportunities that lie ahead. On behalf of the entire RCM board and management team, we wish him only the best in the future.”

With the election of Messrs. Frankel and Kerr, the RCM board will be composed of six highly-qualified and experienced directors, five of whom are independent. All of RCM’s current directors, as well as Mr. Frankel, are seasoned professionals who possess the broad and necessary skills and experience across a range of disciplines and industries that are critical to RCM’s future growth and success. Today’s announcement reflects the RCM board’s continuing focus and commitment to having the most qualified team of directors with the expertise to deliver maximum value to all of RCM’s stockholders.

About Michael E.S. Frankel

Mr. Frankel, age 45, has served as a member of the Board of Directors of Onvia, Inc. (Nasdaq: ONVI) since November 2010.  As a member of the Onvia Board of Directors, Mr. Frankel also serves as the Chairman of its Nominating and Governance Committee. Since February 2013, Mr. Frankel has served as Chief Financial Officer of Iconology, Inc., d/b/a comiXology, a digital online media company that sells digital comics and graphic novels. Previously, he served as the Managing Partner of Hyde Park Advisory, LLC, a boutique advisory firm that he founded in 2011 that provided advisory services on strategic growth including product and market expansion, transaction strategy, financial and business projections and general business strategy. He previously served as Senior Vice-President, Business Development and M&A of LexisNexis Group’s Legal and Risk divisions, a leading global provider of content-enabled workflow solutions, from 2008 to 2011, Senior Vice-President, Corporate Development for Information Resources Inc., a provider of enterprise market information solutions and services, from 2005 to 2008, Vice-President, Business Development for GE Capital, the financial services unit of General Electric, from 2003 to 2005, and Vice-President, Corporate Development for VeriSign, Inc., a leading provider of online security, from 2000 to 2003. Mr. Frankel was also an investment banker with Merrill Lynch, Pierce, Fenner & Smith Incorporated, where he served as a financial advisor for numerous public companies in connection with merger and acquisition transactions, and a corporate attorney with the prestigious law firm of Skadden, Arps, Slate, Meagher & Flom LLP where he practiced in its mergers and acquisitions group. Mr. Frankel received M.B.A and J.D. degrees from the University of Chicago.

About RCM

RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the delivery of these solutions to commercial and government sectors. RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM's offices are located in major metropolitan centers throughout North America. Additional information can be found at www.rcmt.com.

Forward-Looking Statements

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," "believe," "plan," "seek," "could," "can," "should" or similar expressions. In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to demand for the Company's services, expected demand for our services and expectations regarding our revenues, the Company's ability to continue to utilize goodwill, to continue to increase gross margins, to achieve and manage growth, to develop and market new applications and services, risks relating to the acquisition and integration of acquired businesses, the ability of the Company to consummate acquisitions as to which it executes non-binding letters of intent, demand for new services and applications, timing of demand for services, industry strength and competition and general economic factors. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. Risk, uncertainties and other factors may emerge from time to time that could cause the Company's actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.

Additional Information and Where to Find It

RCM, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from RCM’s stockholders in connection with the 2013 Annual Meeting. RCM plans to file a definitive proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for the 2013 Annual Meeting (the “2013 Proxy Statement”). STOCKHOLDERS ARE URGED TO READ THE 2013 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT RCM WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2013 Proxy Statement and other materials to be filed with the SEC in connection with the 2013 Annual Meeting. Such information can also be found in RCM’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012, filed with the SEC on February 21, 2013, RCM’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2013, filed with the SEC on May 10, 2013, RCM’s Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2013, filed with the SEC on August 8, 2013, and in RCM’s definitive proxy statement for the 2012 Annual Meeting of Stockholders, filed with the SEC on April 27, 2012. To the extent holdings of RCM’s securities have changed since the amounts shown in the definitive proxy statement for the 2012 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Stockholders will be able to obtain, free of charge, copies of the 2013 Proxy Statement and any other documents filed by RCM with the SEC in connection with the 2013 Annual Meeting at the SEC’s website (www.sec.gov), at RCM’s website (www.rcmt.com) or by writing to Mr. Kevin D. Miller, Chief Financial Officer, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, NJ  08109. In addition, copies of the proxy materials, when available, may be requested from RCM’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885.